EXHIBIT 99.1

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC NEWS RELEASE
Cheniere Energy Partners LP Holdings, LLC Reports Second Quarter 2017 Results
Houston, Texas - August 8, 2017 - Cheniere Energy Partners LP Holdings, LLC (“Cheniere Partners Holdings”) (NYSE American: CQH) reported net income of $4.5 million, or $0.02 per common share, for the three months ended June 30, 2017, compared to net income of $4.4 million, or $0.02 per common share, for the comparable 2016 period. For the six months ended June 30, 2017, Cheniere Partners Holdings reported net income of $9.0 million, or $0.04 per common share, compared to net income of $8.9 million, or $0.04 per common share, during the corresponding period in 2016. Results include the distribution received from our limited partner interests in Cheniere Energy Partners, L.P. (“Cheniere Partners”), a publicly traded limited partnership (NYSE American: CQP).

Our only business consists of owning Cheniere Partners common units, Class B units and subordinated units representing an aggregate approximately 55.9% limited partner interest in Cheniere Partners as of June 30, 2017. Blackstone CQP Holdco LP owned Class B units representing an approximately 29% limited partner interest in Cheniere Partners as of June 30, 2017. Upon the conversion of the Class B units into common units on August 2, 2017, we and Blackstone CQP Holdco LP owned a limited partner interest in Cheniere Partners of approximately 48.6% and 40.3%, respectively.
SPL Project Update

SPL Project
Liquefaction Train	Trains 1-3	Train 4	Train 5	Train 6
Project Status	Operational	Commissioning	Under Construction	Permitted
Expected Substantial Completion	—	2H 2017	2H 2019	—
Expected DFCD Window Start	Complete(1)	1H 2018	2H 2019	—
(1) Date of First Commercial Delivery (“DFCD”) was achieved for Train 1 of the SPL Project (defined below) in November 2016, for Train 2 of the SPL Project in August 2017, and for Train 3 of the SPL Project in June 2017.

Through Cheniere Partners, we are developing up to six Trains at the Sabine Pass LNG terminal adjacent to the existing regasification facilities (the “SPL Project”). Each Train is expected to have a nominal production capacity, which is prior to adjusting for planned maintenance, production reliability, and potential overdesign, of approximately 4.5 million tonnes per annum (“mtpa”) of LNG. Trains 1, 2, and 3 are operational, Train 4 is undergoing commissioning, Train 5 is under construction, and Train 6 is being commercialized and has all necessary regulatory approvals in place.

Dividends
When Cheniere Partners makes cash distributions to us with respect to our Cheniere Partners units, we will pay dividends to our shareholders consisting of the cash that we receive from Cheniere Partners, less income taxes and reserves established by our Board of Directors. We will pay a quarterly cash dividend of $0.020 per common share on August 25, 2017 to shareholders of record as of close of business August 15, 2017.
2017 Full Year Dividend Guidance

2017
Dividend per Share	$0.90 - 1.10
The expected increase in dividend per share for 2017 compared to 2016 is driven primarily by an expected increase in distributions received from Cheniere Partners for 2017.

Investor Conference Call and Webcast
Cheniere Energy, Inc. will host a conference call to discuss its financial and operating results for the second quarter on Tuesday, August 8, 2017, at 11 a.m. Eastern time / 10 a.m. Central time. A listen-only webcast of the call and an accompanying slide presentation may be accessed through our website at www.cheniere.com. Following the call, an archived recording will be made available on our website. The call and accompanying slide presentation may include financial and operating results or other information regarding Cheniere Partners Holdings.

About Cheniere Partners Holdings
Cheniere Partners Holdings owns an approximately 48.6% limited partner interest in Cheniere Partners as of August 2, 2017. Cheniere Partners Holdings’ only business consists of owning Cheniere Partners units and, accordingly, its results of operations and financial condition are dependent on the performance of Cheniere Partners. Cheniere Partners owns and operates LNG regasification facilities and, adjacent to these facilities, plans to construct over time up to six Trains with an expected aggregate nominal production capacity, which is prior to adjusting for planned maintenance, production reliability, and potential overdesign, of approximately 27 mtpa. Trains 1, 2 and 3 are operational, Train 4 is undergoing commissioning, Train 5 is under construction, and Train 6 is being commercialized and has all necessary regulatory approvals in place.
For additional information, please refer to the Cheniere Partners Holdings website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the Securities and Exchange Commission.
Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ and Cheniere Partners Holdings’ business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, and (vi) statements regarding future discussions and entry into contracts. Although Cheniere Partners Holdings believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners Holdings’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners Holdings’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners Holdings does not assume a duty to update these forward-looking statements.

(Financial Tables Follow)

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data) (1)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Equity income from investment in Cheniere Partners	$5,085	$5,085	$10,169	$10,169

Expenses
General and administrative expense	345	387	691	721
General and administrative expense—affiliate	263	257	527	514
Total expenses	608	644	1,218	1,235

Net income	$4,477	$4,441	$8,951	$8,934

Net income per common share—basic and diluted	$0.02	$0.02	$0.04	$0.04

Weighted average number of common shares outstanding—basic and diluted	231,700	231,700	231,700	231,700

Cash dividends declared per common share	$0.020	$0.020	$0.040	$0.040

(1)	Please refer to the Cheniere Energy Partners LP Holdings, LLC Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the Securities and Exchange Commission.

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts) (1)

	June 30,	December 31,
	2017	2016
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$453	$219
Receivables	—	153
Other current assets	187	51
Total current assets	640	423

Total assets	$640	$423

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$84	$78
Accrued liabilities—affiliate	528	—
Total current liabilities	612	78

Shareholders’ equity
Common shares: unlimited shares authorized, 231.7 million shares issued and outstanding at June 30, 2017 and December 31, 2016	664,931	664,931
Director voting share: 1 share authorized, issued and outstanding at June 30, 2017 and December 31, 2016	—	—
Additional paid-in-capital	(271,757)	(271,757)
Accumulated deficit	(393,146)	(392,829)
Total shareholders’ equity	28	345
Total liabilities and shareholders’ equity	$640	$423

(1)	Please refer to the Cheniere Energy Partners LP Holdings, LLC Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the Securities and Exchange Commission.

CONTACTS:

Investors
Randy Bhatia:	713-375-5479
Megan Light:	713-375-5492

Media
Eben Burnham-Snyder:	713-375-5764